UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2025

Aquestive Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-38599	82-3827296
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Technology Drive
Warren, NJ 07059
(908) 941-1900
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AQST	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 13, 2025, Aquestive Therapeutics, Inc. (the “Company”) entered into a purchase and sale agreement (the “Purchase Agreement”) with funds managed by RTW Investments LP (the “Purchaser”). Under the terms of the Purchase Agreement, in exchange for the Purchaser’s payment to the Company of a purchase price of $75 million (the “Purchase Price”), upon approval of Anaphylm by the FDA by a specified date, the refinancing of the Company’s existing 13.5% Senior Secured Notes and certain other customary conditions, the Company agreed to a true sale of assigned interests to the Purchaser, including a right for the Purchaser to tiered revenue share payments ranging from 7.5% to 1.0% of Net Sales (as defined in the Purchase Agreement) (and 9.5% for the subsequent calendar year period if Net Sales do not achieve specified level in a calendar year period beginning in 2027) in the United States. Revenue share payments commence in the first fiscal quarter in which the first commercial sale of Anaphylm in the United States after the closing of the transaction. Revenue share payments will cease upon the Purchaser’s receipt of $187.5 million by December 31, 2035 or $225 million thereafter. The Purchase Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict the Company’s ability to, among other things, incur indebtedness(which restrictions are eliminated after the achievement by the Purchaser of a specified return on its investment), and other provisions customary for transactions of this nature, in each case subject to certain exceptions set forth in the Purchase Agreement.

Item 7.01	Regulation FD Disclosure.

On August 14, 2025, the Company issued a press release announcing the Purchase Agreement described above. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information contained under Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as may be expressly set forth by specific reference in such filing.

Forward-Looking Statements

Statements contained in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about the Company’s expectations with respect to the description of the Purchase Agreement and the transactions contemplated thereby. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with approval of Anaphylm by the FDA, refinancing the Company’s existing debt and the satisfaction of customary closing conditions. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Company’s filings with the Securities and Exchange Commission, including in the section captioned “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2024. All forward-looking statements contained in this report speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of the Company issued on August 14, 2025

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2025	Aquestive Therapeutics, Inc.

	By:	/s/ A. Ernest Toth, Jr.
Name: A. Ernest Toth, Jr.
Title: Chief Financial Officer